Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of August 1, 2025 (the “Second Amendment Effective Date”), is among HIGHPEAK ENERGY, INC., a Delaware corporation (the “Borrower”), FIFTH THIRD BANK, NATIONAL ASSOCIATION, as administrative agent (in such capacity, the “Administrative Agent”), each Guarantor party hereto, the Existing Lenders and the Exiting Lender.

RECITALS

A.         The Borrower, the Existing Lenders, the Exiting Lender and the Administrative Agent are parties to a Credit Agreement dated as of November 1, 2023 (as the same has been or may be amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”).

B.         The Borrower has requested, and the Administrative Agent and the Lenders have agreed, subject to the terms hereof, to certain amendments or modifications to the terms of the Credit Agreement, as more fully set forth herein.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

Section 1.       Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement. In addition, for the purposes of this Amendment, each of the following terms shall have the following meanings:

“Existing Lenders” means, collectively, Fifth Third Bank, National Association and Texas Capital Bank.

“Exiting Lender” means Wells Fargo Bank, National Association.

Section 2.          Amendments to Credit Agreement.

(a)       Section 1.02 of the Credit Agreement is hereby amended by deleting the following definition in its entirety: “Primary Drilling Area”.

(b)      The following definition is hereby added to Section 1.02 of the Credit Agreement, in proper alphabetical order, to read in its entirety as follows:

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, by and among Borrower, the Administrative Agent and the Lenders and other parties party thereto.

“Permitted Formations” means the Lower Spraberry, Middle Spraberry or Wolfcamp A geologic formations within the Permian Basin.

“Second Amendment” means that certain Second Amendment to Credit Agreement, dated as of the Second Amendment Effective Date, by and among Borrower, the Administrative Agent and the Lenders and other parties party thereto.

SECOND AMENDMENT – Page 1

“Second Amendment Effective Date” means August 1, 2025.

(c)        The following definitions in Section 1.02 of the Credit Agreement are hereby amended to read in their entireties as follows:

“Agreement” means this Credit Agreement, as amended by the First Amendment and the Second Amendment, as amended, restated, replaced, supplemented or otherwise modified from time to time.

“Applicable Strip Price” means either (a) with respect to any calculation of the Projected IRR for a Project set forth in a Capital Plan, the NYMEX Strip Price as of two days immediately prior to the delivery of the applicable Capital Plan or (b) with respect to any calculation of the Projected IRR for a Project set forth in a certificate delivered pursuant to Section 5.2(j), the NYMEX Strip Price shall be the same NYMEX Strip Price as utilized in the Reserve Report being concurrently delivered.

“Business Day” means (a) with respect to all notices and determinations, including Interest Payment Dates, in connection with the Tranche Rate, any day that commercial banks in New York, New York, Houston, Texas, Dallas, Texas and Cincinnati, Ohio are required by law to be open for business and that is a U.S. Government Securities Business Day, (b) solely for the purposes of the calculation of the NYMEX Strip Price, a day during which the New York Mercantile Exchange (or its successor) is open for trading, and (c) in all other cases, any day on which commercial banks in New York, New York, Houston, Texas, Dallas, Texas and Cincinnati, Ohio are required by law to be open for business; provided that, notwithstanding anything to the contrary in this definition of “Business Day”, at any time during which a Swap with any Lender Party is then in effect with respect to all or a portion of the Obligations, then the definitions of “Business Day”, pursuant to such Swap shall govern with respect to all applicable notices and determinations in connection with such portion of the Obligations arising under such Swap. Periods of days referred to in the Loan Documents will be counted in calendar days unless Business Days are expressly prescribed.

“Commitment” means, as to each Lender, the obligation of such Lender, if any to (a) make Loans to Borrower pursuant to Section 2.1(a), (b) make Loans to Borrower pursuant to such Lender’s Incremental Commitments in accordance with Section 2.18, and (c) purchase participations in L/C Obligations, in an aggregate principal amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1(a) hereto, or, as the case may be, in the Assignment and Assumption pursuant to which such Lender became a party hereto, as the same may be reduced pursuant to Section 2.8. The aggregate amount of the Commitments on the Second Amendment Effective Date is $100,000,000. To the extent applicable, Commitments shall include the Incremental Commitments of any Incremental Lender.

“Eligible Project” means (a) if the Total Net Leverage is greater than 0.75 to 1.00 at the time the Capital Plan specifying such Project is delivered, a Project located in Howard, Borden, Scurry or Mitchell Counties, Texas, that is not then a Qualifying Project and for which Borrower reasonably believes in good faith at the time such Capital Plan is delivered (i) targets solely Permitted Formations, and (ii) will commence production within one year following the date such Capital Plan is delivered to Collateral Agent, and (b) if the Total Net Leverage is equal to or less than 0.75 to 1.00 at the time the Capital Plan specifying such Project is delivered, a Project located in any county within the Midland and/or Delaware Basins.

SECOND AMENDMENT – Page 2

“L/C Issuer” means, collectively, (i) Fifth Third Bank, National Association in its capacity as an issuer of Letters of Credit hereunder and (ii) any successor issuer of Letters of Credit hereunder.

“Maturity Date” means September 30, 2028.

“NYMEX Strip Price” means as of any date of determination, (a) for purposes of Section 5.11, the prevailing market price on such date, and (b) for all other purposes contained herein, the average of the closing forward month prices for the nearest preceding 10 Business Days, on a like month for month basis, for which a closing price is available for the most comparable hydrocarbon commodity applicable to such future production month for a five-year period (or such shorter period if forward month prices are not quoted for a reasonably comparable hydrocarbon commodity for the full five year period), with such prices for each year thereafter based on the nearest preceding 10 Business Day average of the last quoted forward month price of such five-year period, as such prices are (i) quoted on the New York Mercantile Exchange (or its successor) as of the determination date and (ii) as adjusted for any basis differential as of the date of determination and without future escalation (such determination to be reasonably agreed by Collateral Agent). For the avoidance of doubt, for purposes of determining the PV 10 Value of the Loan Parties’ Proved Developed Producing Reserves in the calculation of the Asset Coverage Ratio pursuant to Section 6.1(a), the date of determination for the NYMEX Strip Price shall be the last day of such fiscal quarter.

“Projected Oil Production” means the projected production of oil (measured by volume unit, not sales price) for the term of the contracts from Oil and Gas Properties and interests owned by Borrower and its Restricted Subsidiaries which have attributable to them Proved Developed Producing Reserves, as such production is projected to be sold in the ordinary course in the most recent Reserve Report delivered pursuant to this Agreement, after deducting projected production from any Oil and Gas Properties or Hydrocarbon Interests sold or under contract for sale that had been included in such report and after adding projected production from any Oil and Gas Properties or Hydrocarbon Interests that had not been reflected in such report but that are reflected in a separate or supplemental report meeting the requirements of Section 5.2(d) and otherwise reasonably satisfactory to the Collateral Agent.

“Qualified Counterparty” means with respect to any Qualified Hedging Agreement, (a) the Administrative Agent or any other Lender under this Facility or any of their respective Affiliates, (b) any counterparty thereto that at the time such Qualified Hedging Agreement was entered into was the Administrative Agent or any other Lender under this Facility or any of their respective Affiliates, (c) each of Goldman Sachs, Macquarie Bank Limited and Mercuria Energy Trading SA or any of their respective Affiliates, and (d) any other Person whose short-term issuer credit rating at the time of entering into the Hedging Agreement is A 1 or higher by S&P Global Ratings or whose senior unsecured long term debt obligations at the time of entering into the Hedging Agreement are rated A+ or higher by S&P Global Ratings or, in each case, an equivalent rating by another internationally recognized statistical rating organization of similar standing (or whose obligations under such Qualified Hedging Agreement are guaranteed by another Person satisfying the foregoing ratings criteria) and, in the case of (c) and (d) above, is a party to an enforceable intercreditor agreement with CAA Collateral Agent in a form acceptable to Collateral Agent.

SECOND AMENDMENT – Page 3

“Qualified Hedging Agreement” means any Hedging Agreement entered into by Borrower or any Guarantor and any Qualified Counterparty, which Hedging Agreement shall consist of substantially at-the-money swaps, or costless collars or a combination of both but excluding any “deferred premium puts”, “put spreads” or “three-way collars” as such terms are commonly understood by swap dealers or any other agreement for financing purposes and not solely for fixing the commodity prices. For sake of clarity, any Hedging Agreement between Borrower or any Restricted Subsidiary and a Senior Hedging Party (as defined in the Collateral Agency Agreement), shall constitute a Qualified Hedging Agreement.

“Term SOFR Adjustment” means 0.0% per annum.

(d)       Section 3.21(b) of the Credit Agreement is hereby amended by replacing the reference to “5.11(c)” therein with “5.12(b) or 5.12(c)”.

(e)       Section 5.2(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

(a)         as soon as available, but in any event within 60 days after the end of each fiscal quarter, reports, in form and substance reasonably satisfactory to Collateral Agent, setting forth a statement of net production and sales proceeds of all Hydrocarbons produced from the Oil and Gas Properties and a detailed statement of Producing Well Capex for each completed or in process Project during the prior four fiscal quarters, together with such other information as Collateral Agent may reasonably request;

(f)        Section 5.11 of the Credit Agreement is hereby amended to read in its entirety as follows:

 Section 5.11          Commodity Price Protection.

(a)           Maintain in effect the Closing Date Hedges.

(b)        On or before the Second Amendment Effective Date, enter into, and at all times thereafter maintain, Qualified Hedging Agreements, consisting of solely costless collars and substantially at-the-market swaps, for not less than 60% of the Projected Oil Production from the Proved Developed Producing Reserves as of July 1, 2025, as provided in the most recently delivered Reserve Report (or as otherwise provided to the Administrative Agent in writing), for the period from October 1, 2025 to March 31, 2027.

(c)         On or before the last day of each fiscal quarter commencing on December 31, 2025, enter into, and at all times thereafter maintain additional Qualified Hedging Agreements such that not less than 50% of the Projected Oil Production from the Proved Developed Producing Reserves as provided in the most recently delivered Reserve Report for each quarter during the succeeding 18-month period following any date of determination is subject to Qualified Hedging Agreements.

SECOND AMENDMENT – Page 4

(d)          (i) All Qualified Hedging Agreements consisting of costless collars required on or before the Second Amendment Effective Date and thereafter must individually have a floor price equal to at least 90% of the NYMEX Strip Price (without adjustment for any basis differential) as of the date such new Qualified Hedging Agreement is entered into, and (ii) all Qualified Hedging Agreements consisting of swaps must individually have a swap price substantially equal to the NYMEX Strip Price as of the date such new Qualified Hedging Agreement is entered into.

(e)          Provide Collateral Agent a copy of each Hedging Agreement confirmation provided to any Loan Party as soon as practicable, but in any event within five Business Days after the receipt thereof.

(g)       Section 6.1(a) of the Credit Agreement is hereby amended to read in its entirety as follows:

(a)       effective as of the Second Amendment Effective Date, the Asset Coverage Ratio to be less than (i) for the fiscal quarters ending September 30, 2025, December 31, 2025, March 31, 2026 and June 30, 2026, 1.25 to 1.00; and (ii) beginning with the fiscal quarter ending September 30, 2026 and for each fiscal quarter thereafter, 1.50: to 1.00; or

(h)       Section 6.6(g) of the Credit Agreement is hereby replaced in its entirety with “[Reserved]”;

(i)        Section 6.7(d) of the Credit Agreement is hereby amended to read in its entirety as follows:

(d)        Make any Producing Well Capex except those solely within the Permitted Formations (excluding Producing Well Capex for Obligation Wells); and

(j)        Schedule 1.1(a) of the Credit Agreement is hereby amended and restated to read in its entirety as set forth on Schedule 1.1(a) hereto.

(k)       Exhibit H of the Credit Agreement is hereby deleted in its entirety and reference to “Primary Drilling Area” in the Table of Contents is hereby replaced with “[Reserved]”.

Section 3.        Effectiveness. Upon the satisfaction of the following conditions precedent, this Amendment shall become effective as of the Second Amendment Effective Date:

(a)      the Administrative Agent shall have received counterparts to this Amendment duly executed by a duly authorized officer of the Borrower, the Guarantor, the Existing Lenders and the Exiting Lender;

(b)       The Administrative Agent shall have received the following:

(i)      a copy of each amendment to the operating agreement, partnership agreement, bylaws, company agreement or other governing agreement of each Loan Party, if any, executed after the date of the Credit Agreement, certified (as of a date reasonably near the date of the extension of credit) as being a true and correct copy thereof by a Responsible Officer of the applicable Loan Party (or certifying as to no amendments since last delivered to the Administrative Agent on the Closing Date);

SECOND AMENDMENT – Page 5

(ii)        a copy, certified by the Secretary of State or other applicable Governmental Authority of the jurisdiction in which each Loan Party is organized of each amendment to any charter of such Loan Party filed, if any, after the date of the Credit Agreement, and certifying that such amendments are the only amendments to such Loan Party’s charter on file in such office (or certifying as to no amendments since last delivered to the Administrative Agent on the Closing Date);

(iii)       an electronic confirmation from the Secretary of State or other applicable Governmental Authority of each jurisdiction in which each Loan Party is organized certifying that such Loan Party has paid all franchise taxes to the date of such certification and is duly organized and in good standing under the laws of such jurisdiction on the date hereof, prepared by, or on behalf of, a filing service acceptable to the Administrative Agent;

(iv)       true, correct and complete copies of the resolutions duly adopted by the governing body of each Loan Party authorizing such Loan Party to enter into the Amendment and the other Loan Documents and to execute, deliver and perform such Loan Party’s obligations thereunder together with a certification that such resolutions have not been amended, modified, or revoked and are in full force and effect as of the Second Amendment Effective Date;

(v)       certification as to the incumbency and specimen signature of each officer or director executing any Loan Document or any other document delivered in connection herewith on behalf of such Person by a Responsible Officer of the applicable Loan Parties (or certifying as to no change since last delivered to the Administrative Agent on the Closing Date);

(vi)      a certificate from a Responsible Officer of the Borrower, in form and substance reasonably acceptable to the Administrative Agent, confirming compliance with the conditions precedent set forth in Sections 3(d), (e) and (f) below;

(vii)     a reasonably satisfactory Solvency Certificate which shall document the solvency of each Loan Party after giving effect to the transactions contemplated by this Amendment; and

(viii)     the executed legal opinion of Vinson & Elkins LLP, counsel to the Loan Parties, with respect to such matters as may be reasonably requested by the Administrative Agent, and in form and substance reasonably satisfactory to the Administrative Agent;

(c)       As of the Second Amendment Effective Date, no Material Adverse Effect shall have occurred and be continuing;

(d)      After giving effect to the amendments set forth herein, the representations and warranties of the Loan Parties contained in the Loan Documents are true and accurate in all material respects as of the Second Amendment Effective Date with the same force and effect as if such had been made on and as of the date hereof;

(e)      After giving effect to the amendments set forth herein, no Default or Event of Default shall have occurred and be continuing on the Second Amendment Effective Date or shall occur as a result hereof;

SECOND AMENDMENT – Page 6

(f)      The Collateral Agent shall have received (i) counterparts of such supplements, amendments or modifications in respect of mortgages or other Security Documents as the Collateral Agent or Administrative Agent may reasonably request in connection with this Amendment duly executed and delivered by each party thereto in form suitable for filing or recording in all applicable filing or recording offices and (ii) evidence that all filing and recording taxes and fees due and payable in respect of the foregoing have been paid or otherwise provided for in a manner reasonably satisfactory to the Collateral Agent; and

(g)      Borrower shall have paid, or caused to be paid, to the Administrative Agent, for the account of each Lender, the fee payable in that certain Fee Letter, dated as of the Second Amendment Effective Date, between the Borrower and the Administrative Agent;

(h)      the Administrative Agent shall have received reimbursement for all of its costs and expenses incurred by it prior to or in connection with this Amendment and any other documents prepared in connection herewith, including, without limitation, the fees, charges and disbursements of Winstead PC, counsel to the Administrative Agent and any fees separately agreed to among the parties pursuant to any fee letter.

Section 4.          Concerning the Exiting Lender.

(a)      The Administrative Agent, the Existing Lenders and the Borrower hereby consent to the reallocation set forth herein. The Administrative Agent, the Existing Lenders and the Borrower hereby waive (i) any requirement that an Assignment and Assumption or any other documentation be executed in connection with such reallocation, and (ii) the payment of any processing and recordation fee to the Administrative Agent. In connection herewith, each of the Existing Lenders and the Exiting Lender (collectively, the “Assigning Lenders”, and each, an “Assigning Lender”) irrevocably sells and assigns to the Existing Lenders, and each Existing Lender hereby irrevocably purchases and assumes from such Assigning Lender, as of the Second Amendment Effective Date, so much of such Assigning Lender’s Commitment, outstanding Loans and participations in Letters of Credit, and rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto (including without limitation any guaranties and, to the extent permitted to be assigned under applicable law, all claims (including without limitation contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity), suits, causes of action and any other right of such Assigning Lender against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby), such that each Existing Lender’s Maximum Credit Amount, Applicable Percentage of the outstanding Loans and participations in Letters of Credit, and rights and obligations as a Lender shall be equal to its Applicable Percentage, Maximum Credit Amount as set forth on Schedule 1.1(a) attached hereto, and the Exiting Lender shall have no Maximum Credit Amount, or Applicable Percentage of the outstanding Loans and participations in Letters of Credit. Each Assigning Lender and each Existing Lender agree that the provisions of the form of Assignment and Assumption attached as Exhibit F to the Credit Agreement shall apply to it as applicable depending on whether it is the assignee or assignor of such “Commitments” as applicable. Each party hereto agrees to execute an Assignment and Assumption to give effect to the foregoing if requested by the Administrative Agent or the Borrower.

SECOND AMENDMENT – Page 7

(b)    Upon the Second Amendment Effective Date, (i) all Loans and participations in Letters of Credit of the Assigning Lenders outstanding immediately prior to the Second Amendment Effective Date shall be, and hereby are, restructured, rearranged and continued as provided in this Amendment and shall continue as Loans and participations in Letters of Credit of each Existing Lender under the Credit Agreement pursuant to this Amendment, and (ii) the Exiting Lender shall have been repaid the Applicable Percentage of its outstanding Loans immediately prior to the Second Amendment Effective Date, and shall have no obligations under the Credit Agreement as of the Second Amendment Effective Date, and it shall not have any participations in any Letter of Credit. Further, on the Second Amendment Effective Date, the Exiting Lender is released of its “Commitment” under the Credit Agreement.

(c)      On the Second Amendment Effective Date, the Maximum Credit Amounts and Applicable Percentages of all Lenders shall be as set forth on Schedule 1.1(a) attached hereto.

(d)       The Exiting Lender resigns as an L/C Issuer as of the Second Amendment Effective Date.

Section 5.          Representations and Warranties. Before and after giving effect to this Amendment, the Borrower hereby confirms that (a) the representations and warranties of Borrower and each other Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) on and as of the Second Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (except to the extent such representations and warranties are qualified by materiality, in which case they shall be true and correct in all respects) as of such earlier date, and (b) no Default or Event of Default shall have occurred and be continuing. The execution, delivery, and performance by each of Borrower and the Guarantors of this Amendment and compliance with the terms and provisions hereof have been duly authorized by all requisite action on the part of such Person and do not violate any contractual or other obligation by which such Person is bound.

Section 6.         Acknowledgment and Ratification. As a material inducement to Administrative Agent and the Lenders to execute and deliver this Amendment, each Loan Party acknowledges and agrees that (a) the execution, delivery, and performance of this Amendment shall, except as expressly provided herein, in no way release, diminish, impair, reduce, or otherwise affect the obligations of such Person under the Loan Documents to which such Person is a party, (b) each Loan Document to which such Person is a party shall remain in full force and effect and shall each continue to be the legal, valid and binding obligations of such Person enforceable against such Person in accordance with its terms, and (c) it has no claims or offsets against, or defenses or counterclaims to, any of the Loan Documents.

Section 7.        Effect of Amendment. Without limiting the generality of the foregoing, the consent, waiver and modifications set forth herein shall be limited precisely as set forth above, and nothing in this Amendment shall be deemed (i) to constitute a waiver of compliance or consent to noncompliance by any of the Loan Parties to, or an amendment of, any other term, provision, condition or covenant of the Credit Agreement or other Loan Documents, other than as specifically set forth herein; or (ii) to prejudice any right or remedy that the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, or words of like import shall mean and be a reference to the Credit Agreement, as affected hereby. This Amendment shall constitute a Loan Document for all purposes.

Section 8.         Confirmation of Security and Guaranty. Each Loan Party hereby confirms and agrees that all of the Security Documents that presently secure or guarantee the Obligations shall continue to secure or guarantee, in the same manner and to the same extent provided therein, the payment and performance of the Obligations as described in the Credit Agreement as modified by this Amendment.

SECOND AMENDMENT – Page 8

Section 9.        Incorporation of Certain Provisions by Reference. The provisions of Section 9.12 of the Credit Agreement captioned “GOVERNING LAW” and Section 9.13 of the Credit Agreement captioned “Submission To Jurisdiction; Waivers” are incorporated herein by reference for all purposes.

Section 10.    Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. For purposes of this Amendment, a counterpart hereof (or signature page thereto) signed and transmitted by any Person party hereto to the Administrative Agent (or its counsel) by facsimile machine, telecopier or electronic mail is to be treated as an original. The signature of such Person thereon, for purposes hereof, is to be considered as an original signature, and the counterpart (or signature page thereto) so transmitted is to be considered to have the same binding effect as an original signature on an original document.

Section 11.        Entirety. This Amendment and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signature pages follow.]

SECOND AMENDMENT – Page 9

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BORROWER:

HIGHPEAK ENERGY, INC.

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	Chief Executive Officer

GUARANTORS:

HIGHPEAK ENERGY HOLDINGS, LLC

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	President

LAZY JJ PROPERTIES, LLC

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	President

HIGHPEAK ENERGY ACQUISITION CORP.

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	Chief Executive Officer

HIGHPEAK ENERGY ASSETS, LLC

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	President

HIGHPEAK ENERGY EMPLOYEES, INC.

By:	/s/ Jack Hightower
Name:	Jack Hightower
Title:	Chief Executive Officer

SECOND AMENDMENT – Signature Page

ADMINISTRATIVE AGENT:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Dan Condley
Name:	Dan Condley
Title:	Managing Director

LENDERS:

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a Lender and Issuing Bank

By:	/s/ Dan Condley
Name:	Dan Condley
Title:	Managing Director

SECOND AMENDMENT – Signature Page

TEXAS CAPITAL BANK, as a Lender

By:	/s/ Marc Graham
Name:	Marc Graham
Title:	Managing Director

SECOND AMENDMENT – Signature Page

WELLS FARGO BANK, NATIONAL ASSOCIATION as an Exiting Lender for purposes of Section 4 only

By:	/s/ Michael Real
Name:	Michael Real
Title:	Managing Director

SECOND AMENDMENT – Signature Page